UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2026

T. Rowe Price OHA Select Private Credit Fund
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01561	88-6521578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Vanderbilt Avenue, 16th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 326-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas Hansen, who has served as interim Chief Financial Officer of T. Rowe Price OHA Select Private Credit Fund (the "Company"), notified the Board of Trustees of the Company (the "Board") of his resignation as the Company's interim Chief Financial Officer effective as of the close of business on February 24, 2026. Mr. Hansen's resignation is not a result of any disagreement with the Company.

On February 24, 2026, the Board appointed Amaka Dike as Chief Financial Officer of the Company effective as of the close of business on February 24, 2026.

Ms. Dike has primary responsibility for the financial oversight of OHA’s business development companies (BDCs), interval funds and related vehicles. She serves on OHA's risk committee. Prior to joining OHA, Ms. Dike was a Principal at The Carlyle Group Inc., where she oversaw financial operations for multiple direct lending and cross strategy funds. Earlier in her career, Ms. Dike was a Senior Manager in Ernst & Young's Financial Services audit practice, serving banking institutions and alternative investment managers. Ms. Dike holds a Master of Arts in Economics from Kent State University and a Bachelor of Business Administration in Accounting, summa cum laude, from West Virginia University. She is a Certified Public Accountant.

Ms. Dike has no family relationships with any current director, executive officer, or person nominated to become a director or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intended to be a party, in which Ms. Dike has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

On February 24, 2026, the Board appointed Andrew Winer as President of the Company effective as of the close of business on February 24, 2026. Mr. Winer will also continue to serve as Chief Operating Officer of the Company.

Mr. Winer works in the area of new business development and has primary responsibility for operations of OHA’s BDCs and similar vehicles. Prior to joining OHA, Mr. Winer was the Co-Founder and Portfolio Manager of Sound Point Capital’s commercial real estate business and served as Chief Investment Officer of InPoint Commercial Real Estate Income Inc. Previously, Mr. Winer served as President of Global Net Lease, Inc. and worked at Credit Suisse and predecessor firms in a variety of commercial real estate and structured finance related positions. Mr. Winer earned a Master of Accountancy and a B.B.A. in Accounting from the University of Michigan School of Business.

Mr. Winer has no family relationships with any current director, executive officer, or person nominated to become a director or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intended to be a party, in which Mr. Winer has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, T. Rowe Price OHA Select Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T. Rowe Price OHA Select Private Credit Fund

Date: February 25, 2026	By:	/s/ Grove Stafford
Name: Grove Stafford
Title: Chief Compliance Officer and Secretary